EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-164629) on Form S-1 of The Frontier Fund of our report dated March 22, 2010, relating to our audits of the consolidated statements of financial condition of Equinox Fund Management, LLC, which are referenced in form 8-K filed on March 22, 2010.

We also consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Denver, Colorado
March 22, 2010